POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby constitutes and appoints each of Michael J.
Callahan, Timothy R. Morse and Michael Murray,
signing singly, his true and lawful attorney-in-fact
to:
(1) Execute for and on behalf of the undersigned
Forms 3, 4 and 5 with respect to securities of
Yahoo! Inc., in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended and the
rules thereunder (the "1934 Act");
(2) Perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable
to complete the execution of any such Form 3, 4 or 5
and the timely filing of such form with the United
States Securities and Exchange Commission and any
other authority, including the execution of an
application for EDGAR codes on Form ID; and
(3) Take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to or
legally required by, the undersigned, it being
understood that the documents executed by such
attorney-in-fact on behalf of the undersigned
pursuant to this Power of Attorney shall be in such
form and shall contain such terms and conditions as
such attorney-in-fact may approve in his discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform
each and every act whatsoever requisite, necessary
and proper to be done in the exercise of any of the
rights and powers herein granted, as fully as such
attorney-in-fact could do if personally present,
with full power of substitution or revocation,
hereby ratifying and confirming all that such
attorney-in-fact, or his substitute, shall lawfully
do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming any
of the undersigned's responsibilities to comply with
Section 16 of the 1934 Act.
This Power of Attorney shall be effective as of the
date written below, and unless sooner revoked, shall
terminate upon the fifth (5th) anniversary of the
date written below.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of June 25,
2009.
Signature:      /s/ Arthur H. Kern
Print Name:    Arthur H. Kern